EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-89703) of DST Systems, Inc. of our report dated June 25, 2001 relating to the financial statements of the DST Systems, Inc. 401(k) Profit Sharing Plan, which appears in this Form 11-K.



/s/ PricewaterhouseCoopers LLP

Kansas City, MO
June 29, 2001